Cooperation Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd and Jilin Longsheng Pawn Co., Ltd.

This agreement was signed by the following two parties on November26, 2015 in Qingdao.

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd (Hereinafter referred to as “Huizhong Business”)

Authorized Representative:

Party B: Jilin Longsheng Pawn Co., Ltd. (Hereinafter referred to as “Longsheng Pawn”)

Authorized Representative:

Whereas:

1. Party A is an internet financial services platform management company, with a good reputation, excellent team, sufficient financial strength, efficient and high-quality service level and advanced management experience.

2. Party B is a pawn shop legally registered and sustained in Jilin area, which has obtained a financial business license, with good reputation and professional competency;

3. Party A has the “hyjf.com” project, which is a new type of internet financial intermediary service platform, with good prospects for development;

4. Party B voluntarily plays its own professional advantage and cooperates with Party A to carry out financial services through the “hyjf.com” Internet financial service platform;

5. Party B is familiar with and fully accepts and abides by the “hyjf.com use and service terms” of the “hyjf.com” platform (Please refer to the content published on hyjf.com for details, as the attachment to this agreement), and complies with the following service mode of cooperation as stipulated in this agreement.

6.Based on the principle of equality, voluntariness, honesty, credibility and mutual benefit, under the condition in conformity with the relevant regulations of the laws, regulations and relevant supervisory and regulatory policies, Party A and Party B actively explore the use of internet technology to provide small and micro enterprise financing, personal loans, investment and other services under this agreement.

Through full consultation, Party A and Party B have reached the agreement as the following:

I. Regarding the cooperation mode

1. As the intermediary party, Party A’s main work is to:

(1) Release finance information, audit the authentication of the certification information, so as to ensure the safety of the customer’s information;

(2) Provide financing consulting, and other value-added consulting services, to facilitate the transfer of Party B’s credit project through the “hyjf.com” platform” platform;

(3) Coordinate and manage the cooperation of all participating main bodies of the “hyjf.com” Internet financial service platform; Maintain the normal operation of the “hyjf.com” Internet financial service platform;

(4) Entrust a third party to manage the capital account;

(5) Assist the assignee of the creditor’s rights (investors of the platform) to perform or perform under entrustment the rights as agreed in the contract;

(6) Other services related to “hyjf.com”.

2. As the assignor of the creditor’s rights, Party B’s main work is:

(1) Review and certify the authenticity of information of the borrower in the credit projects, and conduct due diligence investigation on the borrower’s credit status in accordance with the relevant laws and regulations;

(2) Provide credit guarantee to Party A, monitor the contract performance of the borrower, supervise and urge the borrower to make repayment as agreed, and audit at any time and feedback to Party A the change of the borrower’s credit status, contract performance ability and solvency;

(3) In case the borrower is overdue in the repayment for more than three days, Party B shall notify Party A immediately;

(4) Party B must buy back the creditor’s rights before the expiration of the loan of the credit project;

3. Credit

(1) Before the signing of this agreement, Party A has passed its own review and investigation and credit procedures, and grants Party B after confirmation two hundred million yuanline of credit under this agreement, Party B may, in accordance with the required conditions of Party A, transfer the creditor’s rights within the line of credit.

(2) During the performance of this agreement, if Party A thinks the credit lines can be increased, with the application of Party B and consent of Party A, the line of credit under this agreement can be increased.

(3) Unless otherwise agreed, the credit under this agreement can only be used for the purposes under the agreed cooperation model.

4. Cooperation term

(1) Both parties confirm that the cooperation term shall be one year from the date of this agreement coming into effect.

(2) After the expiration of the agreement, without mutual written confirmation by Party A and Party B to continue the cooperation, this agreement shall be invalidated automatically. If further cooperation is required, both parties shall sign a written agreement separately.

(3) The cancellation and termination of this agreement shall not affect the effectiveness of the specific business contract which has been confirmed by Party A and Party B under this agreement.

5.Cash deposit clause

(1) To ensure the interests of Party A and investors of Party A’s platform, Party B shall pay the cash deposit to Party A as per 3% of the total amount of each individual credit project, so as to provide guarantee for the credit project in the form of money pledge.

(2) The scope of security covers the investment principal, gains, interest, penalty for breach of contract, costs and other expenses to implement the creditor’s rights of Party A and investors of Party A’s platform.

(3) Party B shall, prior to the release of each individual credit subject in Party A’s platform, transmit the cash deposit to Party A’s designated account (Account Name:;Opening Bank: Account Number:).

(4) Upon the expiration of the buyback term of each individual creditor’s right, Party B shall buy back the creditor’s rights in accordance with the contract, pay off all the accounts and costs payable, and Party A shall be refund the cash deposit to Party B (interest free).

(5) If Party B fails to buy back the creditor’s rights according to the agreed period and pay the investment principal, gains, the penalty for breach of contract and costs, Party A shall have the right to directly deduct the cash deposit paid by Party B to offset the corresponding amount.

(6) If Party B fails to fulfill its obligation to buy back any individual credit project in accordance with the agreement, Party A shall have the right to use the deposit of all the credit’s right subjects released by Party B in the platform to offset the principal, gains, the penalty for breach of contract and costs, etc. payable in this individual credit project.

(7) After the offset by the cash deposit of Party B for the corresponding amount, for the amount and expense that has not been paid off to Party A and the investors of the platform, Party B shall have the obligation to pay it off.

(8) After the cash deposit of Party is used for offset by Party A in accordance with the agreement, Party B shall make up for the cash deposit. Before Party B complements the cash deposit, Party A shall have the right to temporarily suspend the performance of the cooperation contract, and no longer release Party B’s creditor’s rights project subject in the platform.

II. Regarding the basic requirements of assignment of the creditor’s rights

1. The creditor’s rights referred to in the assignment of the creditor’s right in this agreement shall meet the following conditions:

(1) Creditor’s right obtained by Party B through the normal operation in accordance with the relevant provisions;

(2) The corresponding creditor’s right in the assignment of the creditor’s right has been strictly and prudently evaluated and assessed in accordance with the internal risk management system and standard;

(3) The maximum amount in the assignment of the creditor’s right shall conform to the relevant provisions for the pawnshop as stipulated in the pawn business management approach, with single credit loan amount not exceeding 20 million yuan;

(4) The purpose of the loan is limited to business and legal consumption, with the interest rate not exceeding four times of the lending interest rate benchmark of the People’s Bank of China in the same period, and the loan term no more than 6 months, the repayment method is repayment of the loan and the accrued interest upon maturity;

(5) The corresponding credit’s rights of the financing project of Party B in Party A’s platform conducted in the form of the assignment of creditor’s rights are only allowed for one-time transfer of creditor’s rights in Party A’s platform. After the creditor’s rights are transferred in Party A’s platform, Party B shall not transfer the creditor’s rights again in any other platforms or other channels. If Party B violates this term, all the legal liabilities shall be borne by Party B, and Party B also undertake all the losses thus caused to Party A and investors of Party A’s platform.

III. Commitment and special agreement

1. Party B promises that the information it provides to Party A in the cooperation period is true and effective, and voluntarily assumes the guarantee responsibility for its authenticity, for any losses suffered by Party A or investors of Party A’s platform (Assignee of creditor’s rights) due to the negligence of Party B, Party B voluntarily undertake all the compensation responsibility for the losses.

2. Party A and Party B confirm that, the electronic signature or electronic confirmation used in the “hyjf.com” Internet financial service platform shall be deemed as the expression of real intention, with the same legal effect as the written produced in accordance with the law, Party A and Party B shall fully implement the electronic contract or the obligations and rights set out in the legal documents.

IV. Risk management mechanism

1.Party B must conduct due diligence on the borrower in strict accordance with the internal risk management system and operating procedure, and according to the borrower’s credit status require the borrower to provide third party guarantee, cash deposit guarantee, mortgage guarantee, pledge guarantee and other guarantee measures.

2. In order to ensure the security of loan, Party A shall have the right to conduct due diligence on the creditor’s rights assets transferred by Party B, or entrust a third Party to review the creditor’s rights assets transferred by Party B.

3. Upon the expiration of the credit project, if Party B fails to buy back the creditor’s rights or have other items of breach of contract, Party A shall have the right to require Party B to perform the obligation to buy back the creditor’s rights, pay the buyback amount, and compensate for the economic losses (including but not limited to capital losses) according to the entrustment or authorization of the investors of the platform (Assignee of the creditor’s rights), and all the expenses thus incurred, such as the attorney’s fees, travel expenses, valuation fee, auction fees, litigation fees, etc., shall be borne by Party B;

V. Collection of service charge

1. Party A provides Party B with the financing consultation and intermediary service, charges Party B for the intermediary service, and collect the account management fee according to the term of the project loan;

Charging standard is as follows: For the financing period within one month (including one month) , charge 1.5% by the number of times; For the financing period from 2 to 3 months (including 3 month) , charge 2% by the number of times; For the financing period from 4 to 5 months (including 5 month) , charge 2.2% by the number of times; For the financing period of 6 months, charge 3% by the number of times; the account management fee is 0.3% per month

2. The intermediary service fee charged by Party A shall be collected one-time upon the completion of the transfer of the credit project in the platform, and the account management fee charged by Party A shall be collected one-time when Party B buys back the creditor’s rights.

3. All the aforementioned service fees can be transferred to Party A through a third-party payment mechanism from the borrower’s account to Party A.

VI. Information protection and expenses

1. Party A and Party B shall have the obligation to keep the customer information obtained in the process of cooperation confidential, which shall not be used or disclosed without the consent of the customer;

2.With the consent of Party B and Party B’s customer, Party A can use and release the customer information reasonability within the scope of the “hyjf.com use and service terms”;

3. Without the consent of Party A, Party B shall not illegally use the information obtained from the “hyjf.com” Internet financial service platform of Party A, and shall not set up similar platform or system.

VII. Liability for breach of contract

1. Both Party A and Party B shall strictly abide by the stipulations of this agreement and the schedules hereto, and shall bear the liability for breach of contract accordingly.

2. If Party B provides false information and materials as breach of contract and causes the invalidity of the debt project loan contract, it shall, beside compensate for the losses of the investors of the platform (Assignee of the creditor’s rights) according to agreement and the losses of Party A, pay to Party A penalty for breach of contract equal to 30% of the total amount of the loan.

3. If Party B fails to fulfill the prudent scrutiny obligation to the borrower of the credit project, thus causing losses to the investors of the platform (Assignee of the creditor’s rights) or Party A, Party B shall compensate for such losses, and pay to Party A 10% of the loan amount of the business as penalty for breach of contract. If Party B has such defaults twice, Party A shall have the right to choose to unilaterally terminate this agreement.

4. If either party of Party A and Party B is in violation of the confidentiality agreement, the breaching party shall pay the penalty for breach of contract RMB 1 million yuan to the observant party, if the losses thus caused surpass the penalty for breach of contract, it shall also compensate for such loss. At the same time, the observant party shall have the right to terminate this agreement.

5. If Party B has other breach of contract, and causes losses to Party A, Party B shall compensate for such losses, at the same time, pay the penalty for breach of contract RMB 1 million yuan.

6. If the default of Party A causes losses to Party B, Party A shall compensate for such losses, at the same time, pay the penalty for breach of contract RMB 1 million yuan.

7. The losses referred to in this agreement, include but are not limited to creditor’s rights project service fee, principal and interest, penalty for breach of contract, and the attorney’s fees and traveling expenses valuation fee, auction fees, litigation costs etc. incurred due to the claim for the rights.

VIII. Cancellation of the agreement

1. After negotiation and mutual consent of both parties, this agreement can be cancelled. Unless otherwise provided for in this agreement, any party shall not cancel this agreement without authorization. For the cancellation of this agreement without authorization, the breaching party shall pay to the observant party RMB 1 million yuan as the penalty for breach of contract.

2. If Party B loses the pawn financial service qualification, or the company is in cancellation, revocation, bankruptcy or dissolution, this contract is automatically cancelled, and Party B’s shareholders or the corresponding obliges shall negotiate with Party A to settle the aftermath.

3. If this agreement is cancelled, for the projects that have already been signed during the performance period of the agreement and have come into force but not completed in the performance, Party B shall continue to perform, which at the same time shall still be governed by the agreement of this contract on the provisions of breach of contract and risk management mechanism.

IX. Others

1.Party A and Party B confirm their respective delivery address and contact person as follows:

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd (hereinafter referred to as “Huizhong Business”)

Address:

Contact Person:

Tel:

Email:

Party B: Jilin Longsheng Pawn Co., Ltd. (hereinafter referred to as “Longsheng Pawn”)

Address:

Address:

Contact Person:

Tel:

Email:

Both parties promise that should the domicile and correspondence address change, it shall promptly notify the other party in writing, or else, the delivery of the relevant documents to the aforementioned address shall be deemed as being delivered to the other party even it is rejected or returned.

2. For the disputes incurred due to the performance of this agreement, Party A and Party B shall settle by negotiation if possible. If negotiation fails to settle the disputes, both parties agree to submit the disputes to the people’s court for adjudication.

3. Formatters not covered this agreement, both parties shall conclude separate supplementary agreement after negotiation.

4. This agreement is in duplicate, and shall take effect since the date of signature and sealing by Party A and Party B. Both parties hold one copy each, with the same legal effect.

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Legal Representative or Authorized Representative:

Nov 26, 2015

Party B: Jilin Longsheng Pawn Co., Ltd.

Legal Representative or Authorized Representative:

Nov 26, 2015